EXHIBIT 21
                            IONICS, INCORPORATED

                       SUBSIDIARIES OF THE REGISTRANT



                                             State or Other Jurisdiction
        Name                                       of Incorporation

Ionics Foreign Sales Corporation Limited             Jamaica
Global Water Services, S.A.                          Panama
Ionics Italba, S.p.A.                                Italy
Ionics Iberica, S.A.                                 Spain
Ionics Nederland B.V.                                The Netherlands
Ionics Ultrapure Water Corporation                   California
Ionics Securities Corporation                        Massachusetts
Ionics (U.K.) Limited                                United Kingdom
Ionics (Bermuda) Ltd.*                               Bermuda
Elite Chemicals Pty. Ltd.                            Australia
Eau et Industrie                                     France
Resources Conservation Co. International             Delaware
Ionics Asia-Pacific Pte. Ltd.                        Singapore
Ionics Watertec Pty. Ltd.                            Australia
Enersave Engineering Systems Sdn Bhd***              Malaysia
Apollo Ultrapure Water Systems, Inc.                 California
Aqua Design, Inc.*                                   California
Separation Technology, Inc.**                        Minnesota
Ionics (Korea) Ltd.                                  Delaware
Sievers Instruments, Inc.                            Colorado

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns nine subsidiary corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

**  Owns a U.K. subsidiary, SeparaTech Limited.

*** Registrant through Ionics Iberica, S.A. owns 55% of this entity.

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